EXHIBIT 10.30

CREDITLINE PROMISSORY NOTE

(Amended and Restated as of July 13, 2023)

Dated: July 13, 2023

FOR VALUE RECEIVED, on July 13, 2023, the undersigned Nutriband Inc., 121 South Orange Street, Suite 1500, Orlando, Florida 32801(“Borrower”), promises to pay to the order of TII JET SERVICES,LDA, or order (“Lender”), with offices at Rua das Ladeiras 5, Porto Santo, 9400-131 Portugal, the principal sum of Five Million Dollars ($5,000,000), or so much thereof as is advanced hereunder (“Advances”), with interest at the rate of Seven (7%) Percent per annum. Borrower shall make payments of interest accrued on the outstanding amount of this credit line note (the “Note” or this “Credit Line”) as of each calendar year end during the term of the Credit Line, commencing with December 31, 2023. Such payments of accrued interest shall be paid within 30 days of the respective December 31 accrual amount determination date and shall be accompanied by a Compliance Certificate, properly completed and executed by the Borrower, indicating that the Borrower is in compliance with all covenants set forth herein as of the date hereof.

Amounts borrowed hereunder may be repaid and reborrowed. Borrower may at any time prepay amounts borrowed hereunder without penalty or premium. All sums owing under this Note are payable in lawful money of the United States of America.

All proceeds received by the Company under this Line of Credit are to be used for commercialisation of the final product which will come towards the time leading up to FDA submission for approval and manufacturing by Kindeva Drug Delivery.  The proceeds will be primarily applied to up front manufacturing costs with Kindeva.  No Liine of Credit Advances can be drawn down until until the Company has commenced work with Kindeva directly related to the filing the NDA (New Drug Application) with the FDA, and the proceeds of such Advances shall be used exclusively for such work with Kindeva.

Advances by the Lender and prepayments by Borrower shall be recorded on the schedule hereto.

1. Maturity Date.

The entire principal balance of this Note and accrued interest thereon shall be due and payable on July 13, 2026, (“maturity date”), unless otherwise prepaid in accordance with the terms of this Note.

2. Attorneys’ Fees and Costs.

If Lender engages any attorney to enforce or construe any provision of this Note, or as a consequence of any default whether or not any legal action is filed, Borrower immediately shall pay on demand all reasonable attorneys’ fees and other Lender’s costs, together with interest from the date of demand until paid at the highest rate of interest then applicable to the unpaid principal, as if the unpaid attorneys’ fees and costs had been added to the principal.

3. Waivers.

(a) Borrower and all endorsers, sureties, and guarantors jointly and severally waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest, notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note. They agree that each shall have unconditional liability without regard to the liability of any other party and that they shall not be affected in any manner by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Lender.

(b) Borrower and all endorsers, sureties, and guarantors consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, and to the release of any collateral or any part thereof, with or without substitution, and they agree that additional borrowers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder,

(c) Lender shall not be considered by any act of omission or commission to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Lender, and then only to the extent specifically set forth in writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

4. Events of Default.

As used herein, the term “Event of Default” shall mean and include each or all of the following events:

(a) the Borrower shall fail to pay, when due, any amounts required to be paid under any of the Note or any other indebtedness of the Borrower to the Lender or any third party, or any other such indebtedness now existing or hereafter arising and whether direct or indirect, due or to become due, absolute or contingent, primary or secondary or joint or joint and several;

(b) except as set forth in (a) above, the Borrower shall fail to observe or perform any of the covenants, conditions or agreements to be observed or performed by it under the Loan Documents or any credit or similar agreement between the Borrower and the Lender for a period of ten (10) calendar days after written notice, specifying such default and requesting that it be remedied, given to the Borrower by the Lender;

(c) the Borrower’s failure to timely file periodic reports required to be filed by it with the Securities and Exchange Commission;

(d) if the Borrower files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, makes an assignment for the benefit of creditors, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of the Borrower of all or any substantial part of its properties;

(e) if within sixty (60) days after the commencement of any proceeding against the Borrower seeking any reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding is not dismissed, or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Borrower of any trustee, receiver or liquidator of the Borrower of all or any substantial part of its properties, or any other property, such appointment is not vacated or stayed on appeal or otherwise, or if, within sixty (60) days after the expiration of any such stay, such appointment is not vacated;

(f) the Borrower shall be or become insolvent (whether in the equity or bankruptcy sense);

(g) any representation or warranty made by the Borrower in the Loan Documents shall prove to be untrue or misleading in any material respect, or any statement, certificate or report furnished hereunder or under any of the foregoing documents by or on behalf of the Borrower shall prove to be untrue or misleading in any material respect on the date when the facts set forth and recited therein are stated or certified;

(h) any Material Adverse change shall occur in the condition (financial or otherwise) of the Borrower which, in the reasonable opinion of the Lender, increases its risk with respect to any of the Note, or the Lender otherwise in good faith deems itself insecure;

(j) final judgment(s) for the payment of money in excess of $50,000, individually or in the aggregate, shall be rendered against the Borrower and shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed; or

(k) The failure by the Borrower for ten (10) days after notice to it to comply with any material provision of the Note or the Borrower’s breach of any material covenants, warranties, or representations made by the Borrower herein;

Upon the occurrence of an Event of Default, the Lender may, at its option, exercise any and all of the following rights and remedies (in addition to any other rights and remedies available to it): (i) the Lender may, without notice, declare immediately due and payable all unpaid principal of and accrued interest on the Note, together with all other sums payable hereunder or under the Note, and the Note shall thereupon be immediately due and payable without presentment or other demand, protest, notice of dishonor or any other notice of any kind, all of which are hereby expressly waived; and (ii) the Lender shall have all the right, in addition to any other rights provided by law, to enforce its rights and remedies under the documents related hereto.

5. Notices.

All notices required under or in connection with this Note shall be delivered sent by certified or registered mail, return receipt requested, postage prepaid, to the respective addresses of Borrower and Lender set forth above, or to another address that any party may designate from time to time by notice to the others in the manner set forth herein. All notices shall be considered to have been given or made either at the time of delivery thereof to an officer or employee or on the third business day following the time of mailing in the aforesaid manner.

6. No Partnership or Joint Venture.

Nothing contained in this Note or elsewhere shall be construed as creating a partnership or joint venture between Lender and Borrower or between Lender and any other person or as causing the holder of the Note to be responsible in any way for the debts or obligations of Borrower or any other person.

7. Time of Essence.

Time is of the essence with respect to every provision of this Note.

8. Governing Law. This Note shall be construed and enforced in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, Borrower has executed this Creditline Promissory Note on the date set forth above.

NUTRIBAND, INC.

By:	/s/

Title:	Chief Executive Officer

ON BEHALF OF TII Jet Services, LDA

/s/ VB

SCHEDULE

		Advances:		Payments:
Amount	Date		Amount	Date